EXHIBIT 32.1

                                  CERTIFICATION

Pursuant to 18 U.S.C.sec.1350, the undersigned officer of First BanCorp. (the "Company") hereby certifies, to such officer's knowledge, that the Quarterly Report on Form 10-Q for the quarter ended September 30, 2003 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 14, 2003                          /s/ ANGEL ALVAREZ-PEREZ
                                                 -------------------------------
                                                     Angel Alvarez-Perez, Esq.
                                                     Chairman, President and
                                                     Chief Executive Officer